SCOTTISH PACIFIC

                    BUSINESS FINANCE PTY LTD ACN 008 636 388

                         Subsidiary of Bank of Scotland

                                     [LOGO]


                         Undisclosed Factoring Agreement


                     Member of Factors Chain International.




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                                    CONTENTS
OVERVIEW

A.   SALE OF DEBTS                                                            I

     1        You Sell Trading Debts We Specify
     2        You Must Give Us Details etc. Relating to Transferred Debts
     3        Approved and Disapproved Debts
     4.       Purchase Price of the Transferred Debts
     5        When You Are Entitled to the Purchase Price
     6        You Are Also Entitled to Excess on Approved Debts
     7        Your Further Transfer Obligations

B.   DEALING WITH THE DEBTS                                                   3
     8        You Will be Our Collecting Agent
     9        Collecting Transferred Debts and Our Obligations to Report
     10       You Must Not Deal with Transferred Debts
     11.      Legal Proceedings
     12       What Happens if Approved Debts Not Paid?
     13.      Re-transfer of Disapproved Debts
     14       You Must Indemnify Us Against Loss
C.   OUR CHARGES                                                              6
     15.      We are Entitled to an Administration Charge
     16.      We May Adjust the Administration Charge
     17.      We May Be Entitled to a Discount Charge
     18.      We are Entitled to a Charge for Old Debts
     I9.      Minimum Administration Charge
     20       Other Charges
D.   CONTROL ACCOUNT AND PAYMENTS                                             7
     21       We Will Maintain a Control Account
     22       Payments By You and Us
     23       We Can Set-off Money You Owe Us
     24       We May Withhold Payment
E.   YOUR WARRANTIES AND OTHER OBLIGATIONS                                    8
     25.      Your Warranties in Relation to the Transferred Debts
     26.      Your Other Warranties
     27       Your Record Keeping Obligations etc.
     28.      Your Other Obligations
F.   VARYING AND ENDING AGREEMENT                                            12
     29.      We May Vary this Agreement
     30       Ending this Agreement
     31.      Effect of this Agreement Ending
     32.      We Will Re-transfer Remaining Debts
     33.      Compensation on Ending of this Agreement
G.   MISCELLANEOUS                                                           13
     34.      Miscellaneous Charges and Interest
     35.      Reimbursement of Payments
     36.      Assignment and Agency
     37.      Specimen Signatures etc.
     38.      Waiver, Consents and Approvals
     39.      Power of Attorney
     40.      Notices and Service
     41.      Governing Law and Courts
     42.      Evidence
     43.      Joint and Several Liability
     44.      Authority to Fill in Blanks, Entire Agreement and Severability
     45.      Legal and Financial Advice
     46.      Extended Obligations
     47.      Special Provisions
H.   INTERPRETATION AND DEFINITIONS                                          17
     48.      Interpretation
     49.      Definitions
SCHEDULE                                                                     20




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                                    OVERVIEW

Under this agreement, we will provide factoring facility to you. We purchase debts owed to you. Those debts arise from you selling goods or providing services. We specify which debts we will purchase. They called transferred debts. We normally specify the transferred debts by a general description which includes future debts. How much we pay, and when we pay, depend on whether we have classified the debt as an approved debt or a disapproved debt.

This diagram is an example of a typical arrangement where the debt is an approved debt

                                [graphic omitted]

The arrangement has many features.  Three are of particular interests:

o        You can receive  payment much earlier than would otherwise be possible.
         For an approved debt, the purchase price is an agreed percentage (generally 80%) of the face value of the debt. We will pay the purchase price an agreed time after the debt arises, but you can call for it to be paid early. You then pay a discount charge. If we receive more than the purchase price in payment of the debt, that excess is paid to you. The purchase price for a disapproved debt is the amount we receive in payment of the debt.

o You will generally retain contact with the debtor. That means you are responsible for collecting the debt on our behalf. While the debtor may draw the cheque in your favour, the debtor must post it to our post office box.

o We provide regular reports to you accounting for your dealings with us and a monthly aged listing of transferred debts.

This overview is only a summary of some features of the actual factoring agreement. You should read the following pages carefully. They set out the terms of the agreement.




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                         UNDISCLOSED FACTORING AGREEMENT

This is an agreement between us, Scottish Pacific Business Finance Ply Ltd. and you, the person named in item 1(c).

                                A. SALE OF DEBTS

1.       You Sell Trading Debts We Specify

1.1 You transfer to us completely and unconditionally all Trading debts owed to you that we specify to you. You do so in return for us paying you $1.00 (which you acknowledge you have received), entering into this agreement with you, and for other valuable consideration.

1.2 We may specify both existing and future debts by type or general description. We may, from time to time, vary our specification.

1.3 Debts in existence when specified become ours immediately. Debts which do not exist when specified become ours immediately they come into existence.

2.       You Must Give Us Details etc. Relating to Transferred Debts

2.1 You must promptly give us any details we ask for in relation to +transferred debts. You must give us the details in the form we require.

2.2      You must also promptly give us each of the following:

         o         a duplicate of each Invoice.

         o any information you have in relation to the validity of the +transferred debt; the creditworthiness of the +debtor; any dispute or possible dispute about the +transferred debt, the +contract or, the +goods or +services, and anything else that might affect the collection of the +transferred debt or its value to us.

         o any original or copy documents or information we ask for in respect of the +transferred debt, the transfer of the +transferred debt, the +contract, the +goods or +services, you or the +debtor.

         o any proof we ask for that the +goods have been accepted by the +debtor or the +services have been provided to the +debtor to the satisfaction of the +debtor, and any documents evidencing your or the +debtor's compliance with the +contract.

         o         any proof of transfer of a +transferred debt that we ask for.

2.3 You must give us each of those things as soon as possible. But the duplicate Invoice must, in any event, be delivered at least fourteen days before the +debtor is due to pay.

2.4 You must do anything which we ask to enable us to verify the +transferred debts. We may, in your name, verify a +transferred debt with the +debtor.

3.       Approved and Disapproved Debts

         Each +transferred debt is an Approved debt, unless we decide to classify it as a Disapproved debt. We have a discretion to classify any +transferred debt as a Disapproved debt at any time (including during the twenty-four hour period referred to in clause 5.1), and to reclassify it as an Approved debt. We do not have to give vou notice of any of those decisions.

* Each reference lo an item means the relevant item in the schedule, see clause 48.3
+See definitions on pages 17 - 19



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4.       Purchase Price of the Transferred Debts

4.1      The purchase price for an +approved  debt is the  percentage  stated in item 2 (or a different percentage that we decide on at any time at our discretion) of the balance of the +net value of the +transferred debt, less any allowances, discounts and credits we allow. The purchase pace for a +disapproved deb, is the amount of cleared funds we actually receive in payment of the debt.

4.2 If we decide to decrease the percentage, you are entitled to give us notice, within seven days after we advise you of the decrease, that you are ending the agreement. If you do, the percentage will not be decreased. The agreement will end at the end of the period stated in item 3(c). That period commences on the day you give notice.

5.       When You Are Entitled to the Purchase Price

5.1 You are entitled to payment of the purchase price of an +approved debt on the day before the Recourse date. You may, however, call for early payment of the purchase price - by one payment or a number of payments at any time twenty-four hours after you deliver the relevant +invoices to us. If that is on a day that our +principal office is not open for business, you will instead be entitled to payment at the same time on the next business day. If you call for early payment more than once in any week, we may, at our discretion, aggregate payments so that payment is not made more than once in any week. We are entitled to a discount charge under clause 17 if the purchase price is paid early.

5.2 You are entitled to payment of the purchase price of a +disapproved debt when, and to the extent that, we receive cleared funds in payment of the debt. You will be entitled to that amount by the end of the period specified in item 6 after the day we received the cleared funds.

5.3 If we classify an +approved debt as a +disapproved debt, we are immediately entitled to any part of the purchase price we have paid you for that debt that is in excess of the amount we have received from the +debtor for that debt. You are entitled to any balance of the purchase price of that +disapproved debt in accordance with clause 5.2.

6.       You Are Also Entitled to Excess on Approved Debts

         If the +debtor pays more for an +approved debt than we have paid you for it, you are entitled to the excess, to no more than the +net value, when we have received cleared funds in payment of the debt. You will be entitled to that amount by the end of the period specified in item 6 after the day we received the cleared funds.

7.       .Your Further Transfer Obligations

7.1 If we ask you to, you must do anything necessary to perfect a transfer of a Transferred debt to us together with the benefit of any related +guarantee or +security interest. That may include a transfer at law.

7.2 If, for any reason, a Transferred debt does not become ours, you must do anything we ask at any time to make it become ours.




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                            B. DEALING WITH THE DEBTS

 8.      You Will be Our Collecting Agent

8.1 You will be our collecting agent for the purpose of collecting and enforcing payment of +transferred debts. The terms of your appointment are as follows:

         (a) You must promptly and efficiently carry out those tasks, free of any charge to us and in accordance with any directions which we may give.

         (b) You must endorse each +invoice with a notice, in a form we specify from time to time, which directs the +debtor to send the payment to our post office box number.

         (c) You must use all reasonable endeavours to ensure that the +debtor pays a +transferred debt by drawing a cheque payable to you which the debtor posts to our post office box number

         (d) Within seven days after the commencement of each month, you must deliver to us a statement showing, as at the end of the previous month, the +transferred debts owing by each +debtor and the period for which the debt has been outstanding and an aged payables ledger. Each must be in a form approved by us. Within those seven days, you must also give us copies of any other records, reports and statements concerning the +transferred debts or the +debtors which we require.

         (e)      If,  contrary  to clause  8.1(c),  you  receive  money,  cash, cheques, money orders, negotiable instruments or other instruments comprising a payment on account of a Transferred debt you must immediately deliver them to us in the identical form that you received it. Instead of delivering those things to us you must, if we require it, deposit the money, cash, cheques, money orders, negotiable instruments and other instruments into a bank account specified by us.

         (f) Unless you have our consent, you must not issue a receipt or a statement, to any +debtor in relation to any +transferred debt.

         (g) Unless you have our consent, you have no authority to release or compound any +transferred debt or to claim to do so, or to do anything or not do anything, or permit something to be done or not done, which results, or may result, in a right to recover any +transferred debt or right in respect of or under any +transferred debt being prejudiced or affected.

         (h) You must tell us immediately a +debtor claims to be entitled to an allowance, discount or credit.

8.2 We may, at our discretion, withdraw your authority under clause 8.1 by giving you notice. We may do so either completely, or in relation to any particular +transferred debt or +debtor, or in relation to any type of +transferred debts or +debtors. We may, at our discretion. restrict your authority or change your authority in any way by giving you notice.

8.3 We may open any mail addressed to you which we receive. We may keep anything which relates substantially to a +transferred debt. As the +transferred debts belong to us, you irrevocably authorise us and each of our +authorised officers to cash cheques, money orders, negotiable instruments and other Instruments, even though they may be drawn in your favour, and to retain the proceeds.

9.       Collecting Transferred Debts and Our Obligations to Report

9.1 If we believe it is appropriate for the purpose of collecting +transferred debts, we will mail a monthly statement to +debtors. So long as your authority has not been withdrawn under clause 8.2 and we have not given notification under clause 9.2, the monthly statement will be sent on your letterhead and will ask the +debtor to pay by drawing a cheque in your favour and then posting it to our post office box number.

9.2 We may notify any +debtor that a debt has been transferred to us if we, in our discretion, consider it is necessary or desirable to do so. We do not have to notify you. We may direct the +debtor to pay the

See clause 9.1
See definitions on pages 17 - 19



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         +transferred  debt to us or to any other person.  If we ask you to, you must give notice to a +debtor that a debt has been transferred to us. We may require you to endorse any +invoice which we specify with a notice of transfer in a form we specify. If we ask you to, you must direct a +debtor to pay a +transferred debt to us or to any other person. You irrevocably authorise us and each of our +authorised officers to give a notice or direction of that type to a +debtor on your behalf.

9.3 If we withdraw your authority, you must stop collecting all +transferred debt and you must not get or attempt to get payment to you of any +transferred debts. If your authority is only partially withdrawn, or you are advised that a +debtor has been notified of the transfer of a +transferred debt:, or we have requested that you direct a +debtor to pay a +transferred debt to us, you must stop collecting the +transferred debts and you must not get or attempt to get payment to you of the +transferred debts. In each case, you must still immediately deliver to us, in the identical form you received it, the money, cash, cheques, money orders, negotiable instruments and other instruments comprising a payment on account of a +transferred debt which you receive, see Item 9 of schedule.

9.4 If clause 9.3 applies we have the sole right to collect and enforce payment of the relevant +transferred debts and you must do anything we require to help us to collect them We may collect those +transferred debts in the way we think appropriate. We may give time for payment, or release or compromise any of those +transferred debts as we think fit. If we do, that does not prejudice our rights under this agreement or confer any right on you.

9.5 You must, at your expense, promptly mail invoices, unless we advise you that we wish to mail them. You must tell us immediately a +debtor claims to be entitled to an allowance, discount or credit.

9.6      We will maintain a debtors' ledger in relation to +transferred debts.

9.7 We will give you a statement each +month containing an aged analysis of the amounts owed by each +debtor, and any money we receive in relation to +transferred debts.

10.      You Must Not Deal with Transferred Debts

         Because the +transferred debts belong to us, you must not

         (a) collect or enforce payment of any +transferred debts, or attempt to do so, except in accordance with your authority.

         (b) create or attempt to create a +security interest over any of them, or deal or attempt to deal with any of them in any way.

         (c) attempt to get a +debtor to pay anything in respect of any +transferred debt to you or anyone else except us, except in accordance with your authority.

         (d) adjust (whether by giving allowances, discounts, credits or in any other way), litigate, enforce compromise, set-off or discharge any +transferred debt, or allow anything to happen which might put someone else in the position of being able to.

         (e) issue credit notes in respect of a +transferred debt without our approval. If we give approval, you issue the note on our behalf. We may give approval in relation to a specific debt or by a general description of the extent of your authority. We may, at our discretion, change or revoke that authority. You must report on the credit notes which are issued in the way we require.

11.      Legal Proceedings

11.1 We are entitled at our discretion, to commence legal proceedings in relation to a +transferred debt. We may conduct the proceedings in your name. We may settle any claim by or against us or you on any terms we think fit.

+See definitions on pages 17 - 19




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11.2     You may ask us to commence  legal  proceedings to recover a Transferred debt. We may agree to do so if you give us security that we are satisfied with in relation to the costs of those proceedings and the possibility of an adverse result. If you do not provide that security, or if proceedings have not been commenced within fourteen days after you have provided it, you may ask us to re-transfer the debt. If you do that, you must repay the amount we paid you for the debt, less anything we have received in relation to it. When you repay that amount, the debt is re-transferred to you without the need for any document to effect the re-transfer. We will formally re-transfer it to you, at your expense, if you ask us to. We warrant that, on re-transfer, you will obtain the same title (if any) as we receive. However, we give no warranty as to the validity, enforceability or amount of the debt.

11.3 If we ask you to, you must, at your expense, make available to us any books, documents or other evidence we reasonably require in relation to any proceedings concerning a Transferred debt, or proceedings under this agreement, a +contract or a related agreement. You must also attend, and get other people to attend, to give evidence in those proceedings

12.      What Happens if Approved Debts Not Paid?

         If, by the Recourse date, we have not received cleared funds on account of an +approved debt at least equal to the amount we paid you for the Approved debt, you must pay us the shortfall. You will then be entitled to anything which the +debtor pays after the +recourse date in respect of that debt. You will be entitled to that amount by the end of the period specified in item 6 after the day we receive the cleared funds. However, you must continue to deliver to us money, cash, cheques, money orders, negotiable instruments and other instruments comprising a payment on account of that debt in the identical form that you received it.

13.      Re-transfer of Disapproved Debts

         We are entitled, at our discretion, to re-transfer a +disapproved debt to you at any time. If we decide to retransfer the debt, we will formally re-transfer it to you, at your expense, if you ask us to. We warrant that on re-transfer you will obtain the same title (if any) we received. However, we give no warranty as to the validity, enforceability or amount of the debt.

14.      You Must Indemnify Us Against Loss

14.1 You must continuously, both during and after this agreement, immediately indemnify us against expenses or losses of any kind that we may incur in relation to any failure by you to perform your obligations under this agreement or in relation to a Transferred debt. This includes a loss which we incur by a +debtor making a claim for which we may be liable; or because we hand over a payment which we have received from you, a +guarantor or a +debtor (irrespective of whether we were obliged to hand over the payment); or on account of duties, forwarder's fees, storage charges, shipping charges, sales or excise taxes, import duties or other expenses; or in connection with the transfer of a Transferred debt to us; or as a result of the breach, inaccuracy or non-observance of your warranties under this agreement

14.2 You must also continuously, both during and after this agreement, immediately indemnify us against any expense or loss of any kind that we may incur in relation to proceedings begun by us under clause 11.

                                 C. OUR CHARGES

15.      We are Entitled to an Administration Charge

15.1 We are entitled to an administration charge in relation to all Transferred debts when you give, or should give, the relevant +invoice to us. This charge is calculated by multiplying the +net value of those debts by the percentage stated in item 4(a).

+See definitions on pages 17 - 19



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15.2     If we, in our discretion,  withdraw your authority under clause 8.1 the administration charge payable by you under clause 15.1 will increase. The charge will then be calculated by multiplying the +net value of the +transferred debts by the percentage stated in item 4(b)

15.3 In addition to the administration charge payable under clause 15.1 we are entitled to an additional administration charge in relation to Transferred debts which exist at the date of this agreement. This charge is calculated by multiplying the +net value of those debts by the percentage stated in item 4(c).

16.      We May Adjust the Administration Charge

16.1 We are entitled to adjust the administration charge in order to achieve our +expected rate of return in relation to Transferred debts. This may be necessary, for example, if:

         o the average +net value of the debts (excluding debts existing at the commencement of this agreement) during any period of thirty days is less than the amount stated in item 4(d),

         o        the number of your  +debtors is more than the number stated in item 4(e), or

         o the number of days your ledger turns is more than the number stated in item 4(f).

16.2 We must give you notice of that adjustment. The adjustment takes effect on the date and in the manner stated in the notice.

17.      We are Entitled to a Discount Charge

17.1     A discount charge is payable by you if we pay you early under clause 5.
         1.

17.2 The charge is calculated by multiplying the daily balance of the amount paid by us on account of the purchase price of the debt (less anything we have received in relation to that debt) by the daily equivalent of the +prevailing rate. The charge is calculated from the day the first early payment is made until the +recourse date. We are entitled to the discount charge daily or, at our election on a less frequent basis.

18.      We May Be Entitled to a Charge for Old Debts

         We are entitled to a charge for old debts if we, in our discretion, withdraw your authority under clause 8.1. That charge applies in relation to each Transferred debt for which we have not received cleared funds in payment of the debt on or before the +recourse date. The charge is calculated by multiplying the +net value of the debt by the percentage stated in item 4(h). The charge is calculated, and we are entitled to it, on the day after the Recourse date and on the last day of each subsequent month.

19.      Minimum Administration Charge

19.1 If the total of our administration charges under clause 15 in any period of twelve +months is less than the amount stated in item 4(i) as our estimated administration costs, we may adjust the administration charge for the twelve +months following that period. We must give you notice in writing of the adjustment.

19.2 We are entitled. as a liquidated sum, to the difference, during the twelve +months preceding the giving of that notice, or any lesser period we choose, between our estimated administration costs, and the administration charges we have actually become entitled to, for the relevant period.

20.      Other Charges

We may also be entitled to fees, charges and interest under clause 34.

+See definitions on pages 17 -19



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                         D. CONTROL ACCOUNT AND PAYMENTS

21.      We Will Maintain a Control Account

21.1     We will maintain a control account in relation to the following:

         o        any money we or you become entitled to under this agreement.

         o the purchase price for an +approved debt which you may ask us to pay early under clause 5.1.

         o        any money you pay us or we pay you.

21.2 Each +month, we will send you a statement of the control account. You will not be entitled to claim that there is an error in the statement unless you notify us about it in writing within twenty-one days after the date of the statement.


22.      Payments By You and Us

22.1 You must pay money to which we are entitled by providing us with cleared funds without any deduction at all. You must pay us at our +principal office immediately the money is due.

22.2 Payment is made by us when we draw a cheque in your favour or initiate an electronic funds transfer to your nominated account.


23.      We Can Set-off Money You Owe Us

23.1 Against any money that we or an +entity which is +related to us owe you, we are entitled to set-off any money that you or an +entity which is +related to you owe us or an +entity which is related to us. This includes money owed contingently or prospectively. It includes money which is owed under the control account or on any other account or basis. If an amount owed cannot be immediately ascertained, we are entitled to make a reasonable estimate.

23.2 If you owe money to any of us and you are entitled to call for an early payment of the purchase price under clause 5.1, we may, at our discretion, treat you as if you had called for early payment. We may act-off the money you owe us against that purchase price.


24.      We May Withhold Payment

24.1 In any of the following circumstances, we may withhold any payment which is due to you:

o you have not complied and continue not to comply with any of your obligations under this agreement, even if the obligation is of a non-monetary nature.

o any of the circumstances referred to in clause 30.2 are subsisting (or may occur simply through the passing of time or after the giving of notice).

o        we have given you notice under clause 30 that this agreement is to end.

24.2 If we have received a payment and we believe that there may be a risk of us having to hand over that payment, then we may withhold the corresponding payment under clauses 5.2 or 6 until we, in our discretion, consider that there is no longer a risk. The indemnity in clause 14.1 continues even if we do not withhold payment or decide to release a previously withheld payment.

# See clauses S.3, 11.2, 12. Id, 15, 17, J8. 19, 33, 3', 35 and 39
* See clauses S.1. 5.2, 6 and 12
+See definitions on pages 17 - 19

                    E. YOUR WARRANTIES AND OTHER OBLIGATIONS

25.      Your Warranties in Relation to the Transferred Debts

25.1 In relation to each Transferred debt, you warrant each of the following, unless you advise us otherwise ire writing when or before the relevant duplicate +invoice is delivered to us:

         (a) the details you give of the debt and the +goods or +services are correct.

         (b) the currency of payment is Australian dollars and the +goods were sold by you and accepted by a person in Australia or the Services were performed by you in Australia.

         (c)      you  have   performed   all   obligations   required  for  the
                  enforcement of the debt.

         (d) the debt is valid and enforceable for the full face value less only an allowance, discount or credit shown on the +invoice; and the +debtor is liable to pay that amount in full by the +recourse date. or the date for payment specified on the +invoice, if that is earlier; and the debt is not disputed, of voidable, and is not subject to any conditions of any type which might affect its collection.

         (e) there are no contra accounts, set-offs, counterclaims or deductions allowable or enforceable in relation to the debt or the +debtor and the debt does not arise from any form of progress claim.

         (f) the debt has arisen in the ordinary course of your business as described in item l(d), and results from an actual and bona fide sale of +goods, or performance of +services, in the ordinary course of that business.

         (g) you have an unqualified right to transfer the debt to us; we will obtain a valid and unencumbered title to the debt under this agreement in accordance with the laws specified in item 8, and the +debtor will pay the debt in full by the Recourse date, or by the date for payment specified on the +invoice, if that is earlier.

         (h) the +goods purchased by the +debtor are in accordance with the +contract, are the items describer in the +invoice and have been delivered to and accepted by the +debtor; or the +services have been performed in accordance with the +contract to the satisfaction of the +debtor and are those described in the +invoice.

         (i) you have paid on time all fees, duties, taxes and charges to enable the +goods to be delivered to the +debtor or the +services to be performed.

         (j) you have complied with all laws relating to the debt, the +goods or Services and their delivery of performance.

         (k) you have done nothing which could make us liable in respect of the debt, the +goods or +service; or the +contract.

         (1) the proper law of the +contract and the debt is the law of the place specified in item 8.

         (m) you have disclosed in full your trading terms relating to the debt and the +contract, and you will not attempt to waive or modify them, or extend the time for payment.

         (n) the duplicate of the +invoice for the debt given to us under clause 2.2 is exactly the same as the +invoice given to the debtor; and the +invoice is dated no earlier than the date the +goods an accepted by the +debtor or performance of the +services is completed and no later than fourteen days after that date.

         (o) immediately before the +goods relating to the debt were sold to the +debtor, you had good and unencumbered title to them and none of your suppliers or other persons will have any claim to any +goods or the proceeds of sale of any +goods; and there is no requirement that the proceeds of sale of any of the +goods be held (on trust or otherwise) for or be paid to a supplier or other person.

         (p) you have disclosed to us, and have preserved, any Security interest or +guarantee granted or arising to better secure payment of the debt.

         (q) the +debtor has an established place of business, is not an Associate of yours, and has no rich which would reduce the +net value of the debt.

+See definitions on pages 17 - 19

25 2     In relation to each +transferred debt, you agree that:

         (a) each warranty under clause 25.1 will remain accurate in every respect.

         (b) you will immediately give us any information you obtain in relation to the validity of the debt, the creditworthiness of the +debtor; any dispute or possible dispute about the debt, the +contract, or the +goods or +services; and anything else that might affect the collection of the debt, or its value to us.

         (c) you will perform all obligations imposed on you in respect of the debt, whether the obligations arise by agreement or under any law.

         (d) you will deal with each payment you receive strictly in accordance with clauses 8 and 9.


26.      Your Other Warranties

         You also warrant to us each of the following:

         (a) you have disclosed to us in writing all your existing +financial indebtedness. all +security interests over any of your assets, and all +guarantees which you have given.

         (b) you will not incur any further +financial indebtedness, create any further +security interests, or allow any further +financial indebtedness or +security interests to continue, without obtaining our consent.

         (c) you are and will remain solvent, and you do not have, and will not have. any creditors account (except one we approve) which is more than 120 days overdue.

         (d) you have paid, and will pay on time, any tax payable by you in respect of your business activities or your employees or contractors, and you will lodge all tax returns on time.

         (e)      you will not do any of the following without our consent:

                  (i) lend any money or arrange to lend money to anyone, or give a +guarantee.

                  (ii) anything which may make you liable to a third party, except in relation to goods or services supplied to you or work done for you in the ordinary course of your business as described in item I (d).

                  (iii) become liable to pay for goods or services before the goods are delivered or the services are performed.

                  (iv) sell +goods on approval, with any right of return, or on consignment

                  (v)      retain or attempt to retain title to any +goods.

                  (vi) allow payment to be made to you in the case of a +transferred debt over a period which is more than the period referred to in clause 25. l(d).

                  (vii) allow payment to be made to you in the case of a debt which is not a +transferred debt later than 120 days after the end of the +month in which the debt arose.

                  (viii) subscribe for, or take an option on, share or loan capital of any type, or agree to do so.

(f) you have the power to enter into this agreement and perform your obligations under it, and will continue to have that power.

(g)      your  entering  into  this  agreement  and  the   performance  of  your
         obligations under it will not breach any other agreement binding on you or any other person or breach any lay.

(h) you do not act and will not act as the trustee of any trust (whether under a trust deed, will, deed of settlement or other instrument, or a trust arising by law or implication), except a trust specified in item 7.

(i) all +invoices you use and your terms of trade for the sale of +goods or the provision of +services are, and will be, in a form approved by us.

+See definitions on pages 17 - 19

         (j) each of your obligations under this agreement is and will continue to be valid, binding and enforceable.

         (k)      you  enter  into  this   agreement   wholly  for  business  or
                  investment purposes.


27.      Your Record Keeping Obligations etc.

27.1 You must keep proper and accurate books of account in accordance with the law and applicable accounting standards. In addition, you must make an appropriate entry in your records immediately after the sale of a Transferred debt.

27.2 You must, at your expense, allow us to inspect any records, including books, accounts, ledgers and any other documents. This includes any records that relate to a Transferred debt, a +debtor, +goods, +services, or taxes. We are entitled to copy anything we want to, and to take a printout of any records on computer; and to take possession of the relevant documents to do so. We are entitled to take possession of records relating exclusively to Transferred debts. If any relevant records are not in your possession or under your control, you must do everything that is necessary to enable us to inspect and copy them and, where appropriate, take possession of them. The records must not be removed from the address specified in item 1(c) without our approval.

27.3 You must give us a copy of your accounts, including your balance sheet, your trading and profit and loss accounts, any other accounts we require, and any related information we ask for. You must give all of them in the form and with the detail we require whenever we ask you to. In any event, you must give us a copy of them, as at the date specified in item 5(a), for the preceding period specified in item 5(b). Thereafter, you must give a copy of them to us as at the end of each successive period specified in item 5(b). In each case, you must give them to us no more. than 20 days after the end of the period to which they relate.

27.4 If we ask you to, your accounts must be audited by a person registered as an auditor under section 1280 of the Corporations Law. If you do not, we may appoint an auditor to audit the accounts at your expense.

27.5 You must give us, within thirty days after we ask for it, a statement setting out all your outstanding liabilities, including contingent liabilities. as at the date we specify.

27.6 The documents to be given under clauses 27.3 and 27.5 must each be certified as being accurate and complete by you or, if you are a Corporation, by two directors, or by one director and a company secretary. If we ask you to, you must cause each +associated company to do the things that you are required to do under this clause 27 in relation to records and accounts.


28.      Your Other Obligations

28.1 You must co-operate fully with us to help us obtain the benefits we seek under this agreement. You must follow any procedures which we set from time to time for the performance of this agreement. These procedures may include requirements concerning notices of transfer of Transferred debts and the provision of proof that the +goods have been accepted by the +debtor or the Services performed to the satisfaction of the +debtor

28.2 You must immediately give us a list of your bank accounts. If you do not already have a bank account you must open one and give us the details. You must not open any other bank account without our consent. If we ask you to, you must also give us a signed letter in a form approved by us for each of your bank accounts. asking the bank to pay us any money it receives for that account directly from a +debtor.

28.3     You must inform us and keep us informed of:

         (a) the name and registered address of your +entity or any +entity in which you or, if you are a "corporation, any of your directors or shareholders has a direct or indirect interest, except through

+See definitions on page sl7 - 19
                  a shareholding of less than 5% of the issued shares of a +corporation listed by the Australian Stock Exchange Limited.

         (b) any partial or total change in ownership, control or shareholding in you or by you in any +entity, except a change of less than 5% in your shareholdings in a +corporation listed by the Australian Stock Exchange Limited.

         (c) the names of your Associated companies, and corporations which become or cease to be your Associated companies.

         (d) any change in the nature of your business, or in your auditor or external accountants; and, if you are a Corporation, any change in your directors, company secretary, or public officer; and, if you are a partnership, any change in the identity of the partners.

28.4 If you are a Corporation, you must cause any new shareholder and director to execute any documents we require to better secure the performance of this agreement. This may include a guarantee and indemnity of your obligations both before and after the change. If you are a partnership, you must cause any new partner to sign a document that we require to bind that partner to this agreement.

28.5     You must immediately tell us in writing:

         (a)      if a Corporation becomes or ceases to be +related to you.

         (b)      if an Associate of yours becomes a +debtor.

         (c) of the terms upon which goods, or materials which may become +goods or which may be incorporated into +goods, are supplied to you. You must obtain any waiver or variation in relation to those terms that we ask you to.

         (d) if something has happened which may affect your warranties or obligations, or which may give us the right to terminate this agreement under clause 30.2.

28.6 You must transfer to us, in the form we require, your insurance policies relating to Transferred debts and the +goods.

28.7 If you do not perform any of your obligations under this agreement, we may, at our discretion, remedy the default, in whole or in part. You must pay to us on demand any sum which we see fit to pay in relation to the default.


                         F. VARYING AND ENDING AGREEMENT

29.      We May Vary this Agreement

         We may vary this agreement after the end of the period stated in item 3(b) by giving you one +month's notice of the variation. The variation will take effect at the end of the notice period. However, you will be entitled to give us notice within seven days after the date of our notice that you are ending the agreement. If you do, the agreement will not be varied. Instead, it will end at the end of the period stated in item 3(c) from the day you gave notice.


30.      Ending this Agreement

30.1     After the end of the period stated in item 3(b):

         o         we can end this agreement by giving you one +month's notice;

         o you can end this agreement by giving us the period of notice stated in item 3(c). If, after you give us this notice, we agree to you not paying us on time the amount we are, or would become, entitled to under clause 31.1 (a), your notice is to be treated as not having been given.

+See definitions on pages 17 - 19

30.2     However, we may end this agreement either:

         o         immediately, without notice; or

         o at the end of any period we, in our discretion, specify in a notice to you,

         if we believe that any of the following has occurred or is the case (whether it is within your control or not and without the necessity for any notice from us):

         (a)      you fail to pay on time any money due under this agreement.

         (b) you fail to comply with any other obligation under this agreement or any other agreement with us or Andy +corporation which is +related to us, and we believe:

                  (i)      that the failure cannot be remedied, or

                  (ii) that the failure can be remedied, but you do not do so within seven days after the failure happens.

         (c) a representation or warranty by you under this agreement or any other agreement with us or any Corporation which is +related to us is not true or is misleading in any material respect.

         (d)      any part of this agreement is unenforceable.

         (e) your business changes from that described in item l(d) or the volume of that business changes substantially.

         (f) you or any other person breach any obligation under the +debenture deed.

         (g) you or a +guarantor breach any obligation under or in relation to any +security interest, any +guarantee, a Transferred debt, the transfer of a Transferred debt, the Contract or a +debtor.

         (h) any of our payments to you is not used in the ordinary course of your business as described in item l(d).

         (i) you deal or claim to deal in any way with the proceeds of a Transferred debt, except within the terms of your appointment as our collecting agent under clause 8. This means, for example, that we may end this agreement if you deposit the money in your bank account.

         (j) any of the adverse events referred to in the +debenture deed as an Event of Default or Potential Event of Default happens.

30.3 Even if we have given you a period of notice to end this agreement under clause 30.2, we are entitled during that period, at our discretion, to end this agreement immediately, without nonce, if we consider it prudent to do so.

31.      Effect of this Agreement Ending

31.1     When this agreement ends:

         (a) all +approved debts will be regarded as Disapproved debts, and you must immediately pay to us all money to which we are entitled.

         (b) we will give you a statement of the amount owing which may, if we choose, take into account any set-off rights we have.

         (c) the transfer of Transferred debts continues until we are satisfied that all of your liabilities to us have been discharged, and that there is no risk of us having to hand over any payments you, a +debtor, a +guarantor, or any other person has made to us. Those debts will be regarded as Disapproved debts.

         (d) we can still rely on, and you must continue to comply with, the provisions of this agreement until all money which you owe us has been paid and there is no risk of us having to hand over any payments you, a Debtor, a +guarantor, or any other person has made to us.


+See definitions on pages 17 - 19

31.2 The liability referred to in clause 31.1(c) includes the charges which we are entitled to under clauses 15 and 34 in respect of the +disapproved debts referred to in clause 31. I (c).


32.      We Will Re-transfer Remaining Debts

         When we are satisfied that your liability has been discharged and that there is no risk of us having to hand over any payment you, a +debtor, a +guarantor, or any other person, has made to us, we will, at your expense, retransfer any remaining Transferred debts to you. We warrant that, on re-transfer, you will obtain the same title (if any) we received. However, we give no warranty as to the validity, enforceability or amount of the debt.


33.      Compensation on Ending of this Agreement

         You acknowledge that, to carry out our part of the bargain, we will incur substantial overhead costs, including employment, rental, equipment and finance facility costs. Consequently, if the agreement ends because of one of the circumstances set out in clause 30.2, we are entitled, as a liquidated sum, to the amount stated in item 4(i). If the agreement ends for some other reason (except by you ending it under clauses 4.2 or 29), we are entitled, as a liquidated sum, to the difference, during the twelve +months preceding the agreement ending, or any lesser period we choose, between the amount stated in item 4(i) and the administration charges we have actually become entitled to under clause 15 for the relevant period.

                                G. MISCELLANEOUS

34.      Miscellaneous Charges and Interest

34.1 We are immediately entitled to payment by you, without demand, of all costs, charges and expenses we incur in relation to this agreement, and in administering it and enforcing it. "Administering it" includes taking a transfer of Transferred debts and re-transferring them to you. It also includes receiving and recovering money owed in respect of the Transferred debts, receiving and paying money under this agreement, and the issue and conduct of legal proceedings, whether in your name or our name, against a +debtor.

34 2 In the case of legal expenses, our entitlement is on a full indemnity basis for whatever expenses we agree to pay.

34.3 The costs, charges and expenses include postage, telephone and courier bags at our standard rates; bank, wire and electronic transfer charges, financial institutions duty, bank accounts debits tax, stamp duty, transaction duty and penalties, registration fees and charges for any credit checks.

34.4 If you fail to pay any amount on the due date for payment, you must pay interest on that amount from the date payment should have been made until it is paid. The rate of interest is the +prevailing rate. We will calculate the interest daily. You must pay it on demand. We may add any overdue interest to the amount you owe. You will then be liable for interest on the total amount.


35.      Reimbursement of Payments

35.1 If, for any reason, we become liable to pay any amount that you, a +debtor, a +guarantor or any other person has paid to us, you must pay that amount to us.

35.2 If we pay an amount on the basis of a document (including a cheque, money order, negotiable instrument or other instrument) which is subsequently dishonoured, you must pay us that amount (together with all associated costs, including legal costs, which we have incurred).

+See definitions on pages 17 - 19

36.      Assignment and Agency

36.1 We are entitled to assign this agreement or any of our rights or obligations under it. You may only do so with our written consent.

36.2 We are entitled to appoint someone else to act on our behalf or to represent us in relation to anything we are entitled to do, or you are under an obligation to do, under this agreement.


37.      Specimen Signatures etc.

         You must give us specimen signatures of the people who are authorised to sign documents on your behalf. If you are a Corporation, you must give us a a copy of the board resolution authorising them. You must inform us immediately of any change in the authorised people, and give us specimen signatures of any people newly authorised, together with, if you are a Corporation, a copy of the relevant board resolution. A request for early payment under clause 5.1 does not have to be made in writing and does not have to be made by a person authorised to sign documents.

38.      Waiver, Consents and Approvals

38.1 If we waive a breach by you of a term of this agreement or release you from an obligation under it, that does not amount to a waiver of any later breach or a release from any other obligation. Nor does it imply that we consent to any later breach. To be effective, a waiver or release by us must be in writing, and must be signed by us or one of our +authorised officers.

38.2 No delay or failure by us in exercising any right, privilege or option will operate as a waiver of that or any other right, privilege or option.

38.3 Where this agreement requires that we consent to something or approve of something, our prior written consent or approval is required. The consent or approval must be signed by us or by one of our +authorised officers. We are entitled to give or withhold our consent or approval at our discretion. We may give our consent or approval on any conditions we like.

38.4 We do not have to give you any reasons for decisions which we may make under this agreement.


39.      Power of Attorney

39.1 You irrevocably appoint us, each of our +authorised officers, and any solicitor acting on our behalf, jointly and severally, as your attorneys for signing any documents and doing anything necessary to give effect to this agreement; to transfer a Transferred debt to us; to perfect a security; to make an arrangement or compromise; to take or defend legal proceedings (in your name or otherwise); to endorse a cheque, money order, negotiable instrument or other instrument; to effect a legal assignment; and to do anything necessary for us to stand in your place in respect of all Transferred debts. You also appoint the attorneys to open and deal with all mail addressed to you, to deal with money and cheques, money orders, negotiable instruments and other instruments in relation to any debt; to endorse your name upon any notes, acceptances, cheques, drafts, money orders, negotiable instruments, other instruments and other evidence of payment of Transferred debts; to deposit or collect them; to endorse any bills of lading, other shipping documents or any insurance documents; to discharge a debt you owe to someone else; and to give a direction contemplated by clause 9.2.

39.2 If an attorney discharges a debt you owe, we are entitled to immediate payment of the relevant amount from you. An attorney is not liable to you for anything done by the attorney.

+See definitions on pages 17 - 19

40.      Notices and Service

40.1 A notice or demand from us to you must be in writing and be signed by us, one of our +authorised officers, or someone else authorised to act on our behalf. It may be served by giving it to you, by sending it to you by telex, cable or facsimile transmission, or by posting it in a pre-paid envelope to you at the address stated in item l(c), the address of your registered office, or your business address last known to us. A notice or demand sent by cable is to be treated as having been received by you when it is left at any of those places. A notice or demand sent by telex is to be treated as having been received by you when we receive your answerback code at the end of the transmission. A notice or demand sent by facsimile transmission to your last known number is to be treated as having been received by you when we receive an error free transmission report. A notice or demand sent by post is to be treated as having been received by you the day after it is posted. Nothing in this clause 40. l affects our right to serve process in any other way permitted by law.

40.2 Service is effective even if you or one of your partners is dead, incompetent, absent from the jurisdiction, under external administration, in receivership, in the course of liquidation, or wound up. It is effective despite anything else, as well. Service on one of you is service on all of you.

40.3 A notice from you to us must be in writing and signed by you, by an officer of yours or someone claiming to be an officer of yours, or by a person authorised under clause 37. You must deliver the notice to us at our +principal office.

40.4 A specification under clause l may be oral and may be given to you or to anyone who is, or claims to be, an officer, employee or agent of yours, or a person authorised under clause 37. If you are a partnership, the notice may be given to any partner or to anyone who is, or claims to be, an officer, employee or agent of the partnership, or a person authorised under clause 37.

41.      Governing Law and Courts

         This agreement is governed by the law of the State or Territory stated in item 8. You submit to the nonexclusive jurisdiction of the courts having jurisdiction in that State or Territory.


42.      Evidence

42 1 A certificate signed by us or one of our +authorised officers in relation to an amount owing or anything arising out of this agreement is conclusive evidence of that thing, except in the case of obvious error. You will not object to the admissibility of such a certificate in any legal proceedings.

42.2 A decision by a court or arbitrator (however described) in any action between all or any of you or us, on the one hand, and any +debtor, on the other hand, in relation to any matters concerning the validity or enforceability of any Transferred debt or its amount or balance, is conclusive evidence of those matters unless the decision is quashed or altered on appeal.


43.      Joint and Several Liability

         If you comprise more than one person, each of you is bound by this agreement jointly and severally.

44.      Authority to Fill in Blanks, Entire Agreement and Severability

44. l    You irrevocably authorise us to fill in any blanks in the schedule.

+See definitions on pages 17 - 19

44.2 By signing this agreement you acknowledge that it contains all the terms of the agreement between you and us with respect to the transactions contemplated by this agreement, except where it is expressly stated that additional terms will apply, and except for other documents we are both parties to. You are not entitled to rely on representations made by us or any of our officers, agents or employees, whether oral or in writing, prior to this agreement. This agreement may only be varied by a document signed by us and you.

44.3 If any clause or any part of any clause of this agreement is invalid or unenforceable, it is to be treated as not being part of the agreement.

44.4 This agreement may be executed in any number of counterparts. All counterparts taken together will constitute the one instrument.


45.      Legal and Financial Advice

         You acknowledge that you have had the opportunity to take independent legal and financial advice about your rights and obligations under this agreement, and that we relied on this acknowledgment in entering into this agreement. We make no representations as to any taxation or other consequences which this agreement may have for you.

46.      Extended Obligations

46.1 If you are a trustee, you are bound by this agreement both in your own right and as a trustee.

46.2 If this agreement imposes an obligation on you not to do something, you must make sure that no-one else does it either.

46.3 If this agreement imposes an obligation on you to do something, you must make sure that everyone does anything that is necessary for you to do that thing.


47.      Special Provisions

         The provisions (if any) in item 9 prevail over anything in this agreement that is inconsistent with them. to the extent of the inconsistency.


                        H. INTERPRETATION AND DEFINITIONS

48.      Interpretation

48.1 In this agreement, the table of contents and headings are for ease of reference only and do not affect the interpretation of it. The overview is not part of this agreement and does not affect the interpretation of it.

48.2     Words implying the singular include the plural and vice versa.

48.3     A reference to an item means an item in the schedule.

48.4 A reference to law includes a statute, regulation, statutory instrument and rule of common law or equity and any official directive.

48.5 A reference to cleared funds means immediately available funds which the recipient is able to deal with without limitation as the absolute owner.

48.6 Where this agreement refers to our discretion, that means our absolute unfettered discretion.

+See definitions on pages 17 - 19

48.7 A reference to the Corporations Law or a provision or it includes a modification or re-enactment of it, a provision substituted for it and a regulation or statutory instrument issued under it.

48.8 Reference to any thing includes the whole and each part of it. The word "including" when used to introduce an item does not limit the meaning of the words to which the item relates to items of a similar kind.


49.      Definitions

Approved Debt means a +transferred debt which has not been disapproved by us under clause 3.

Associate includes an Associated company, and any partner, director, shareholder or employee of you or any of your +associated companies. It also includes any spouse, child, parent or sibling of you or any of those persons, and the manager or trustee of any trust that is +related to you, and the trustee of a discretionary trust of which you or any of the other persons referred to in this definition is a beneficiary.

Associated Company means a +corporation which is a +subsidiary of you, of which you are a +subsidiary, to which you are +related, which has control of you, which is controlled by you, or which is controlled by a person which also controls you. A +corporation is also an associated company if it holds, directly or indirectly, voting shares that are more than 5% of your issued share capital; or if you hold, directly or indirectly, voting shares that are more than 5% of its issued share capital. A +corporation is also an associated company if any of those conditions applied at any time during the previous year.

Authorised  Officers  means each of our directors and  secretaries,  each person
whose  title   includes   "manager",   "assistant   manager",   "secretary"   or
"accountant", and each person that we advise you is an authorised officer.

Contract means the contract (whether in writing or otherwise) for the sale of +goods or performance of +services.

Corporation means a corporation as defined in the Corporations Law, but includes an exempt body as defined by section 66A of the Corporations Law.

Debenture Deed means any document under which you, or you and another person, give us a +security interest for the performance of this agreement.

Debtor means the person who is liable, or who should be liable, to pay a +transferred debt.

Disapproved Debt means a +transferred debt which has been disapproved by us under clause 3.

Entity includes a natural person, firm, partnership, joint venture, society, trust (in each case whether or not having separate legal personality) and Corporation, and any other legal entity under any law.

Expected Rate of Return means the return we expect to make on +transferred debts after taking into account all the direct and indirect costs we incur in relation to dealing with those debts, including the cost of funds to purchase them.

Financial Indebtedness means any indebtedness in respect of money borrowed or raised, and any financial accommodation of any kind. The indebtedness may be present or future. It may be actual or contingent. It includes the following:

(a) a +guarantee, negotiable instrument, other financial instrument, or discounting arrangement.

(b) an interest, gold or currency exchange, hedge or other arrangement, including a swap, option, futures contract, exchange agreement and purchase agreement.

(c) the par value, premium and dividend (whether declared or not, and whether there are sufficient funds for payment or not) of a share or stock which is redeemable or subject to a +guarantee.

+See definitions on pages 17 - 19

(d) indebtedness which applicable accounting standards would require to be capitalised on a balance sheet.

(e) the deferred purchase price of an asset, service or work done, and any related obligation.

(f) an obligation to deliver goods or other property, or perform services or work, that have been paid for in advance by a financier or in relation to another financing transaction.

Goods, in relation to a +transferred debt, means the property sold, or which should have been sold, by you to the +debtor, the sale of which gave rise to, or should have given rise to, the debt.

Guarantee means a guarantee, indemnity, guarantee and indemnity, letter of credit, legally binding letter of comfort or suretyship, or any other obligation (including an irrevocable offer) of any kind at all, whatever its nature or title. It must be one under which the +guarantor is to pay, purchase, +provide funds, or to be responsible in any other way for any of the following:

(a)      an obligation or indebtedness of another person.

(b) a dividend, distribution, capital or premium on shares, stock or other interests.

(c)      the insolvency or financial condition of another person.

Guarantor means a person who has provided, or should have provided a +guarantee in our favour in relation to your obligations under this agreement.

Invoice, in relation to a +transferred debt, means the document addressed by you to the +debtor which evidences that debt and specifies the +goods sold or +services performed for which the +debtor is to pay and the terms of payment. Month means calendar month.

Net Value means the gross amount charged (including any tax or charge), less any allowances, discounts or credits allowed to the +debtor before the transfer of the debt to us.

Percentage, where it refers to an annual percentage rate, means a rate calculated on the basis of a 365 day year.

Prevailing Rate means the annual +percentage which we decide is equal to the sum of the rate specified in item 4(j) and the highest of the prevailing prime rates of Westpac Banking Corporation, Australia and New Zealand Banking Group Limited and National Australia Bank Limited. We are entitled to adjust that rate (or the way it is calculated) if we consider this necessary in order to achieve our +expected rate of return.

Principal Office means our principal address specified in item l(b), or any substitute address which we specify

Provide Funds means provide funds by advance of money, by purchase of or subscription for shares or other securities, by purchase of assets, rights or services, and by any other means.

Recourse Date, in relation to a +transferred debt, means the day which is the number of days specified in item 4(g) from the end of the +month in which the +transferred debt arose.

Related, in relation to a corporation, means a related body corporate within the meaning of section 50 of the Corporations Law, but on the basis that "subsidiary" has the meaning given below and "body corporate" includes any +entity.

Security Interest includes any kind of oral or written mortgage, pledge, lien, charge. encumbrance, hypothecation, security interest, preferential interest or any other arrangement having substantially the same economic effect; and any right of, or arrangement with, a creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset. It also includes retention of title and a deposit of money by way of security. However, it does not include a charge or lien arising in favour of a government department or agency by operation of statute, unless there is a default in payment of money secured by that charge or lien.

+See definitions on pages 17 - 19

Services, in relation to a +transferred debt, means the services performed or work done, or which should have been performed or done, by you for the +debtor, the performance of which gave rise to, or should have given rise to, the debt.

Subsidiary, in relation to a Corporation, means a subsidiary within the meaning of section 46 of the Corporations Law, However, an +entity is also a subsidiary of an +entity if it is controlled by that +entity. In addition, a trust may be a subsidiary (in which case, a unit or other beneficial interest Is to be regarded as a share); and an +entity may be a subsidiary of a trust if it would have been a subsidiary if that trust were a Corporation.

Trading Debt means an existing or future right to receive payment for +goods sold by you and accepted by the purchaser or an existing or future right to receive payment for +services which have been performed by you. Trading debt includes all other rights which you may have in respect of any such transaction and in respect of any +goods which are the subject of any such transaction; and interest and costs recoverable from the +debtor. However, it does not include a right to payment under a transaction which was not at arm's length; or which was with an +associate of yours. It also does not include sales based on letters of credit (other than standby letters of credit), cash against documents, or any kind of sales for cash. The name or style under which you were trading and whether the debt actually arose in the course of the business referred to in item I (d), is irrelevant.

Transferred Debt means a +trading debt which you transfer or should transfer to us.

+See definitions on pages 17 - 19